UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 24, 2025

JELD-WEN HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2645 Silver Crescent Drive
Charlotte, North Carolina 28273
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: (704) 378-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	JELD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 24, 2025, Michael A. Leon notified JELD-WEN Holding, Inc. (the “Company”) of his decision to resign from his position as Senior Vice President and Chief Accounting Officer of the Company effective October 17, 2025. Mr. Leon’s departure is not related to any disagreement with the Company on any matter relating to the Company’s financial reporting or accounting policies or practices. Following Mr. Leon’s departure, Samantha L. Stoddard, the Company’s Executive Vice President and Chief Financial Officer, will assume the responsibility of principal accounting officer in the interim. Information on Ms. Stoddard’s background and business experience can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed on February 20, 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2025		JELD-WEN HOLDING, INC.

	By:	/s/ James S. Hayes
James S. Hayes
Executive Vice President, General Counsel and Corporate Secretary